UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 12, 2006
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Additional Information and Where to Find It
In connection with the proposed recapitalization transaction previously announced, West Corporation has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”), and furnished the definitive proxy statement to stockholders of West Corporation. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained (when available) free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
West and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed recapitalization transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in West’s definitive proxy statement relating to the proposed transaction and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC.
Item 8.01. Other Events.
Nebraska Litigation.
     The complaint in the putative class action Lee v. Barker, et al., which was filed in the District Court of Douglas County, Nebraska, in July 2006 and alleged breach of fiduciary duties by certain of West’s officers and directors in connection with the negotiation and approval of the merger agreement relating to the proposed recapitalization, was voluntarily dismissed. The Defendants had previously denied all wrongdoing in the Nebraska litigation and expressed their intent to vigorously defend against the allegations in the complaint. The Order dismissing the complaint was entered on October 17, 2006.
Polygon Litigation.
     Polygon Global Opportunities Master Fund, which purchased shares in West after announcement of the merger agreement, filed suit in the Delaware Court of Chancery on July 31, 2006, seeking inspection of West’s books and records for three alleged purposes: (i) to evaluate whether to seek appraisal rights; (ii) to investigate possible breach of fiduciary duties in connection with the merger agreement; and (iii) to communicate any of the information made available to it to other stockholders. The case was tried on September 21, 2006, and the court issued an opinion on October 12, 2006, in which it found Polygon was not entitled to any inspection. The court held that, for the purpose of deciding whether to seek appraisal, West would appear to have already disclosed all material information necessary. The court further held that Polygon had not demonstrated a proper purpose for investigating potential wrongdoing because it had bought its shares after announcement of the transaction. To allow Polygon to attack the transaction under the circumstances, the court held, would be contrary to Delaware public policy. The court also held that Polygon had not made a credible showing of legitimate issues of wrongdoing. Finally, the court found that Polygon’s purpose to communicate with other stockholders was merely derivative of its other two purposes and, as neither of those purposes supported a demand for inspection, that purpose also failed. The court thus dismissed Polygon’s complaint in its entirety.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: October 18, 2006	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer